UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2012

SUNPEAKS VENTURES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54523	27-0777112
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9337 Fraser Avenue
Silver Spring, MD 20910
(Address of principal executive offices)  (zip code)

(204) 898-8160
(Registrant’s telephone number, including area code)

___________________________________________________
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On December 27, 2012, our subsidiary Healthcare Distribution Specialist, LLC (“HDS”), received twelve (12) purchase orders from Walgreens for a total of 21,456 bottles of Clotamin.  Clotamin will be available in up to approximately 7,200 Walgreens stores across the country.  To help support the product, we have agreed to participate in the Heart Health Month awareness program offered by Walgreens, and as a result Clotamin will be featured in national radio spots, the Walgreens flyer (which has a circulation of 35 million), in-store radio spots, and on the Walgreens social media sites.

Prior to approval as a Walgreens vendor and receipt of the purchase orders, we entered into the Walgreen Co. General Trade and Electronic Data Interchange Agreement effective as of December 6, 2012.  The agreement governs the terms and conditions under which Walgreens conducts the purchase and sale of vendor products.

Section 9 – Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Walgreen Co. General Trade and Electronic Data Interchange Agreement effective December 6, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sunpeaks Ventures, Inc.

Dated: January 2, 2013	By:	/s/ Mackie Barch
Mackie Barch
President and Chief Executive Officer

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